SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SEANERGY MARITIME CORP.
(Exact Name of Registrant as Specified in its Charter)

Republic of Marshall Islands	98-0529217

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
c/o Vgenopoulos & Partners Law Firm, 15 Filikis Eterias Square, Athens, 106 73 Greece +30-210-720-6900

(Address of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-144436 and 333-146281
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Common Stock Purchase Warrants	The Nasdaq Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common stock and warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-144436) filed with the Securities and Exchange Commission (the “Commission”) on July 10, 2007, as amended from time to time (the “Registration Statement”) and is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
Item 2. Exhibits.

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Incorporation.

3.2*	Amended and restated By-laws.

4.2*	Specimen Common Stock Certificate.

4.3*	Specimen Public Warrant Certificate.

4.4*	Specimen Private Warrant Certificate

4.5*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

*	Incorporated by reference to the exhibit of the same number filed with the Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SEANERGY MARITIME CORP.
Date: October 10, 2008	By:	/s/ Dale Ploughman
		Name:	Dale Ploughman
		Title:	Chief Executive Officer